                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
                                       OF

                            EIS INTERNATIONAL, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary (identified below) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase).

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                  By Mail:                            By Hand or Overnight Delivery:
         40 Wall Street, 46th Floor                     40 Wall Street, 46th Floor
             New York, NY 10005                             New York, NY 10005
       Attn: Reorganization Department                Attn: Reorganization Department

                           By Facsimile Transmission
                       (for Eligible Institutions Only):
                                 (718) 234-5001

                Confirm Receipt of Facsimile by Telephone Only:
                                 (718) 921-8200

                             For Information Call:
                                 (718) 921-8200

                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to SERSys Acquisition Corporation, a Delaware corporation that is an indirect (through SER (USA), Inc.) wholly owned subsidiary of SER Systeme AG, a German corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Common Stock"), and their associated rights (the "Rights") to purchase Series A Preferred Stock, par value $0.01 per share, pursuant to that certain Rights Agreement, dated as of May 16, 1997, between EIS International, Inc., a Delaware corporation (the "Company") and BankBoston N.A., as amended (such Rights, together with the Common Stock are collectively referred to as the "Shares"), of the Company, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                                          SIGN HERE:
                                                    ----------------------------

Number of Shares:
                 --------------------------------------------------------------

Certificate Number(s) (If Available):
                                     ------------------------------------------

Check box if Shares will be tendered by book-entry transfer: [ ]

The Depository Trust Company Account Number:
                                            -----------------------------------
Dated:
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Name(s) of Record Holder(s):
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                                 (PLEASE PRINT)

Address(es):
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Telephone Number(s)
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                            (INCLUDING AREA CODE(S))
Signature(s):
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) Nasdaq Stock Market trading days after the date hereof.

     The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Authorized Signature:
                     ----------------------------------------------------------

Address:
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Title:
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Name:
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                             (PLEASE PRINT OR TYPE)

Telephone Number (Including Area Code):
                                       ----------------------------------------
Dated: ____________________

(a) NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.